Exhibit 10(h)

AMENDMENT  NO. 1
TO
THE TORO COMPANY DEFERRED COMPENSATION PLAN

(FORMERLY KNOWN AS

THE TORO COMPANY

SUPPLEMENTAL RETIREMENT PLAN

This revised and renamed Amendment No. 1 is made to The Toro Company Supplemental Retirement Plan, as previously amended and restated effective July 27, 1998 (the “Plan”).  All defined terms shall have the meanings set forth in the Plan.  This Amendment is effective as of January 1, 2005, unless otherwise indicated herein.  In no event will this Amendment apply to any amounts earned and vested as of December 31, 2004.  All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.                                      Effective October 16, 2006, Section 3.1 shall be amended to read as follows:

3.1          Deferral Election

A Participant may elect to defer Compensation for a calendar year by completing and submitting a deferral election on a form provided by the Company.  Except as provided in the following sentence, such election must be submitted to the Director or the Assistant Corporate Secretary by December 31 to be effective for the following year.  Notwithstanding the foregoing, an election to defer incentive compensation under a Company incentive compensation plan must be made on a fiscal year basis.  A Participant may elect to defer incentive compensation by completing and submitting a deferral election by the last day of the Company’s fiscal year immediately preceding the fiscal year in which the services to which the incentive compensation relate are performed.  An election shall take effect as of January 1 of the year following the year in which it is received, or as of the first day of the Company’s fiscal year following the fiscal year in which it is received.

A Participant shall not be eligible to defer Compensation for any calendar year or incentive compensation for any fiscal year following the year in which he or she no longer satisfies the eligibility requirements of this Plan, unless the Committee in its discretion permits such a deferral.

2.                                      Effective October 16, 2006, Section 4.1 shall be amended to read as follows:

4.1          Earnings Rate

(a)           Amounts held in an account maintained for a Participant shall be credited with earnings (which may include losses in principal value) at a rate and in a manner authorized by the Committee from time to time; provided that beginning January 1, 2007, and until changed by subsequent action of the Committee, the earnings rate for all Participants (except as otherwise provided in (b) below) shall be based on a Participant’s selection from the following funds:

American Century Large Company Value

American Funds Growth Fund of America

Artisan Mid Cap

Fidelity Diversified International

ICM Small Company

JPMorgan Mid Cap Value

JPMorgan Prime Money Market Fund

Alger Small Cap Growth Institutional I

Vanguard Total Bond Index

Vanguard Institutional Index

Prior to a Change in Control, the method for determining the earnings rate may be changed at any time, at the discretion of the Committee.  After a Change in Control, the Trustee shall have authority to change the method for determining the earnings rate.

(b)           Notwithstanding the foregoing provisions in paragraph (a) above, all current Participants shall be given a one-time election, until October 31, 2006, either:

(i)                                     To allocate all funds in all accounts, past and future, so that the earnings rate is based on the Wells Fargo Stable Return Fund measure; or

(ii)                                  To allocate all funds in all accounts, past and future, so that the earnings rate is based on the rate of return from one or more of the funds provided for in (a) above.

If such a Participant does not make an election, the earnings rate applicable to all of such Participant’s accounts, past and future, shall be based on the Wells Fargo Stable Return Fund measure.

3.                                      Effective October 16, 2006, the first paragraph of Section 5.2 shall be amended to read as follows:

Except as provided in Sections 5.3, 5.4, 5.5, and 5.6 hereof, the amount of the Participant’s deferred compensation account shall be distributed on the Participant’s retirement, resignation or termination from employment with the Company, or on the disability or death of the Participant, whichever occurs first.  Distributions shall be made in accordance with the Participant’s distribution election most recently filed with the Director or Assistant Corporate Secretary; provided, that any election filed one year or less before the date of the Participant’s retirement, resignation or termination of employment shall be disregarded.

4.                                      Effective November 30, 2006, Section 5.3 shall be amended to read as follows:

5.3          Early Distributions

A Participant may irrevocably elect to receive a distribution of all or a portion of the Participant’s account prior to retirement, resignation or termination of employment with the Company by submitting a proper form of distribution election to the Company; provided, however, that such election shall be made not later than two years prior to the Plan Year in which the early distribution is to be made.  Distributions under this Section shall be paid in a lump sum.

5.                                      Effective October 16, 2006, a new Section 5.9 shall be added as follows:

5.9          Limitation on Election of Distribution Method

Effective January 1, 2008, a Participant may change his or her election only one time after making an initial election with respect to distributions under this Plan.

6.             A new Section 6.5 shall be added as follows:

6.5          Section 409A

The Plan is intended to comply with Section 409A of the Code and any official regulations or other guidance issued thereunder, to the extent Section 409A is applicable to the Plan.  Notwithstanding any other provision of the Plan, the Plan shall be interpreted, operated and administered in a manner consistent with such intention, and shall be deemed to be amended (and any deferrals and distributions thereunder shall be deemed to be modified) to the extent the Company deems necessary to comply with Section 409A and any official regulations or other guidance issued thereunder and to avoid (a) the predistribution inclusion in income of amounts deferred under the Plan and (b) the imposition of any additional tax or interest with respect thereto.

7.                                      Effective October 16, 2006, the name of the Plan is changed to “The Toro Company Deferred Compensation Plan,” and all references to the Plan shall be modified accordingly.

*  *  *

The Company has caused this Amendment to be executed on the date indicated below.

THE TORO COMPANY

Dated	3/12/2007	By	/s/ J. Lawrence McIntyre
Its: Vice President, Secretary and General Counsel